EXHIBIT 4.2

                                TALX CORPORATION,

                            FIRST ALBANY CORPORATION

                                       and

                      PRINCIPAL FINANCIAL SECURITIES, INC.





                                WARRANT AGREEMENT

                          Dated as of October 22, 1996
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                                WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of October 22, 1996 among TALX CORPORATION, a Delaware corporation (the "Company"), FIRST ALBANY CORPORATION ("First Albany") and PRINCIPAL FINANCIAL SECURITIES, INC. ("Principal"), and, together with First Albany, the "Representatives").

         The Company and the Representatives have entered into an Underwriting Agreement of even date herewith.

         The Company proposes to issue to the Representatives warrants as hereinafter described (the "Representatives' Warrants") to purchase up to an aggregate of 100,000 shares, subject to adjustment as hereinafter provided (the "Shares"), of the Company's Common Stock, par value $.0l per share (the "Common Stock").

         In consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Issuance of Warrants; Form of Warrant. As more fully set forth below, the Company will issue, sell and deliver the Representatives' Warrants to the Representatives or their bona fide officers or partners, as named by the Representatives in accordance with Section 4(a)(i) of the Underwriting Agreement, for an aggregate price of $100 concurrently with the closing (the "Closing") under the Underwriting Agreement relating to the public offering, pursuant to a registration statement on Form S-1 (File No. 333-10969) (the "Registration Statement"), of 2,000,000 shares of Common Stock (plus an option to purchase up to an additional 300,000 shares of Common Stock to cover over-allotments). Specifically, at the Closing, the Company will issue, sell and deliver (a) 50,000 of the Representatives' Warrants to First Albany or its bona fide officers or partners for an aggregate price of $50 and (b) 50,000 of the Representatives' Warrants to Principal or its bona fide officers or partners for an aggregate price of $50. The form of the Representatives' Warrants shall be substantially as set forth in Exhibit A attached hereto. The Representatives' Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         2. The Representatives' Warrants shall be numbered and shall be registered in a Representatives' Warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Representatives' Warrant on the Representatives' Warrant register (the "Warrant Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Representatives' Warrant on the part of any other person, and shall not be liable for any registration of transfer of Representatives' Warrants which are registered or are to be registered in the name of or at the direction of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge

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that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Representatives' Warrants shall be registered initially in the name of "First Albany Corporation" and "Principal Financial Securities, Inc.", as the case may be, in such denominations as First Albany and Principal may request in writing to the Company; provided however, that prior to the Closing, First Albany and Principal may each designate that their respective Representatives' Warrants be issued in varying amounts directly to their respective bona fide officers or partners and not to each of them directly in accordance with Section 4(a)(i) of the Underwriting Agreement. Such designation will only be made by First Albany and Principal if they each determine such issuances would not violate the rules and interpretations of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements and subject to applicable federal and state securities law.

         3. Transfer of Warrants. The Representatives' Warrants may not be transferred, assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement (the "Effective Date"), except to the bona fide officers or partners of the Representatives, and subject to applicable federal and state securities law, and only on the books of the Company upon delivery thereof duly endorsed by the Warrant Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Representatives' Warrant or new Representatives' Warrants to the persons entitled thereto. A Representatives' Warrant may be exchanged at the option of the Warrant Holder thereof for another Representatives' Warrant, or other Representatives' Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause a Representatives' Warrant to be transferred on its books to any person unless the Warrant Holder thereof shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities law, in accordance with the provisions of Section 10 of this Agreement.

         4. Term of Warrants; Exercise of Warrants. Each Representatives' Warrant entitles the Warrant Holder thereof to purchase one Share at a purchase price of $10.80 per Share (the "Exercise Price") at any time from the first anniversary of the Effective Date (except as otherwise set forth herein) until 5:00 p.m., New York City time (the "Close of Business"), on the day immediately preceding the fifth anniversary of the Effective Date (the "Expiration Date"). The Exercise Price and the Shares issuable upon exercise of each

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Representatives' Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Warrant Holder shall have the right, which may be exercised as set forth in such Representatives' Warrant, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable Shares specified in such Representatives' Warrant, upon surrender to the Company, or its duly authorized agent, of such Representatives' Warrant, with the form of election to purchase attached thereto duly completed and signed, with (if requested by the Company within two business days of surrender of the Warrant with the election to purchase) signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Representatives' Warrant is then exercised. Payment of such Exercise Price may be made in cash or by check payable to the order of the Company in the amount obtained by multiplying the number of Shares for which such Representatives' Warrant is then being exercised by the Exercise Price then in effect (such amount, the "Exercise Payment"), except that the Warrant Holder may, at its option, elect to pay the Exercise Payment by cancelling a portion of such Representatives' Warrant that is equal to the number of shares determined by dividing the Exercise Payment by the current market price (as defined in paragraph (d) of Section 8) of a share of Common Stock as of the date of exercise. Except as set forth in Section 8(c), no adjustment shall be made for any dividends on any Shares issuable upon exercise of a Representatives' Warrant. Upon each surrender of Representatives' Warrants and payment of the Exercise Payment as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and (subject to receipt of evidence of compliance with the Act and applicable state securities laws in accordance with the provisions of Section 10 of this Agreement) in such name or names as such Warrant Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Representatives' Warrant, together with cash, as provided in
Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Representatives' Warrant and payment of the Exercise Payment as aforesaid; provided, however, that if, at the date of surrender of such Representatives' Warrant and payment of such Exercise Payment, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Representatives' Warrant shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 4 days. The rights of purchase represented by a Representatives' Warrant shall be exercisable, at the election of the Warrant Holder thereof, either in full or from time to time in part and, in the event that any Representatives' Warrant is

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exercised in respect of less than all of the Shares purchasable on such exercise at any time prior to the Expiration Date, a new Representatives' Warrant or new Representatives' Warrants will be issued for the remaining number of Shares specified in the Representatives' Warrant or Representatives' Warrants so surrendered.

         5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of a Representatives' Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Warrant Holder who exercised the Representatives' Warrant in respect of which such Shares are issued.

         6. Mutilated or Missing Warrants. In case any Representatives' Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Representatives' Warrant, or in lieu of and substitution for the Representatives' Warrant lost, stolen or destroyed, a new Representatives' Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Representatives' Warrant or an indemnity, also reasonably satisfactory to the Company. An applicant for such substitute Representatives' Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         7. Reservation of Shares, etc. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, an aggregate number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Representatives' Warrants. After the effective date of the Company's initial public offering, the transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent Transfer Agent, if any, for Shares issuable upon the exercise of any of the rights of purchase represented by the Representatives' Warrants, will be irrevocably authorized and directed at all times until the Expiration Date to reserve such aggregate number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any Shares issuable upon the exercise of the rights of purchase represented by the Representatives' Warrants. The Company will supply any such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. Any Representatives' Warrant surrendered in the exercise of the rights thereby evidenced shall be cancelled, and until delivery to the person surrendering such Representatives' Warrant of Stock Certificates representing the Shares to be issued to such person as a result of such exercise, such cancelled Representatives' Warrant shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Representatives' Warrant.

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No shares of Common Stock shall be subject to reservation in respect of any unexercised Representatives' Warrant subsequent to the Expiration Date.

         8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities purchasable upon exercise of each Representatives' Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, other than any such reclassification to which paragraph (j) applies, the number of Shares purchasable upon exercise of each Representatives' Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Representatives' Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock, entitling them to subscribe for or to purchase shares of Common Stock or securities convertible into Common Stock at a price per share (or having a conversion price per share) that is lower on the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon the exercise of each Representatives' Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Representatives' Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to receive such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to receive such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued,

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and shall become effective retroactively to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                  (c) In case the Company shall distribute to all holders of its Common Stock shares of stock (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends out of retained earnings and dividends or distributions referred to in paragraph (a) of this Section 8) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of each Representatives' Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each Representatives' Warrant by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution, retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 8 or under Section 4 or Section 9, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices per share for the 30 consecutive trading days commencing 45 trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock on the Nasdaq National Market System ("NASDAQ") or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

                  (e) No adjustment in the number of Shares purchasable upon exercise of each Representatives' Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Representatives' Warrant; provided, however, that any adjustments which by

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reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share.

                  (f) Whenever the number of Shares purchasable upon the exercise of each Representatives' Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Representatives' Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                  (g) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, any Warrant Holder shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Representatives' Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8, and the provisions of Sections 4, 5, 7 and 12, with respect to the Shares, shall apply on like terms to any such other shares.

                  (h) The Company may at its option, at any time during the term of a Representatives' Warrant, reduce, either temporarily or permanently, the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that any such reduction may be temporary only to the extent that Warrant Holders receive written notice from the Company stating the term of such temporary reduction; and further provided, that following the expiration of such temporary reduction, the Exercise Price may not be raised to an amount in excess of the Exercise Price in effect immediately prior to such temporary reduction.

                  (i) Whenever the number of Shares purchasable upon the exercise of each Representatives' Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments. The Company may, but is not required to, retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares purchasable upon the exercise of each Representatives' Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such a certificate from a firm of
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independent public accountants shall be conclusive evidence of the correctness of such adjustment, and each Warrant Holder shall have the right to inspect on reasonable prior written notice to the Company such certificate during reasonable business hours.

                  (j) In case of any consolidation of the Company with or merger of the Company with and into another corporation or any consolidation with or merger of any other corporation into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of Shares and in which the Company is the surviving corporation) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, (i) notwithstanding the provisions of Section 4 hereof, each Warrant Holder shall have the right to exercise any Representatives' Warrant then held immediately prior to such consolidation, merger, sale or conveyance upon payment of the Exercise Price then in effect and
(ii) with respect to any Representatives' Warrants which are not exercised as provided in clause (i) above, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Warrant Holder shall have the right after the happening of any such consolidation, merger, sale or conveyance upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Representatives' Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Representatives' Warrant been exercised immediately prior to such action and the Securities issued upon such exercise been held since the date of such exercise. The provisions of this paragraph (j) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (k) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of a Representatives' Warrant pursuant to this Agreement, a certificate for a Representatives' Warrant issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.

                  (l) Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" stockholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 8(b) or Section 8(c) hereof, make proper provision so that each Warrant Holder who exercises a Representatives' Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the Shares issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Shares issuable upon such exercise at the time of such exercise in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date,

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the same number of Rights to which a holder of the number of Shares into which the Representatives' Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         9. Fractional Interests. The Company shall not be required to issue fractions of Shares on the exercise of a Representatives' Warrant. If more than one Representatives' Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Representatives' Warrants so presented. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Representatives' Warrant (or specified portions thereof), the Company shall purchase such fraction from the Warrant Holder for an amount in cash equal to the same fraction of the current market price per share of Common Stock (determined as provided in paragraph (d) of Section 8) on the date of exercise.

         10. Certain Covenants

         Each Warrant Holder of any Representatives' Warrants by accepting the same consents and agrees with the Company that:

                  (a) Such Warrant Holder understands that neither the Representatives' Warrants nor the Shares may be assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred unless pursuant to either (1) an effective registration statement for such Warrant Holders' Warrants and Shares under the Act or (2) any available rule or exemption from registration under the Act permitting such disposition of securities and an opinion of counsel prepared at the expense of the Warrant Holder (which counsel may be an employee of the Warrant Holder), reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

                  (b) The Representatives' Warrants and the securities issuable upon exercise of the Representatives' Warrants are transferrable only on the registry books of the Company if surrendered at the principal office of the Company (or, in the case of the securities issuable upon exercise, the Transfer Agent), duly endorsed, or accompanied by a proper instrument of transfer, subject to the terms and conditions hereof.

                  (c) Each of the Warrant Holders hereby acknowledges and agrees that exercise of any Representatives' Warrants shall not be permitted until the Company shall have received reasonably satisfactory documentation that such exercise is exempt under applicable federal and state securities laws. Each of the Warrant Holders agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of any shares of Common Stock issuable upon exercise hereof with any applicable federal and state securities laws.

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                  (d) The Company may deem and treat the person in whose name a
Representatives' Warrant is registered as the absolute owner thereof (notwithstanding any notations of ownership or writing on such Representatives' Warrant made by any person other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

         11. Certificates to Bear Legends. Each Representatives' Warrant shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend:

                  THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
                  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES ACT AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         The Shares or other securities issued upon exercise of a Representatives' Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear a legend in substantially the following form:

                  THE SHARES OR SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES ACT AND THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

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

         12. Registration Rights.

         (a) Demand Registration Rights. The Company covenants and agrees with the Representatives and any other or subsequent Warrant Holder(s) or registered holder(s) of Shares or registered holder(s) of other securities for which the Representatives' Warrants become exercisable (collectively, the "Warrant Holders" and each a "Warrant Holder") that, upon written request (a "Registration Request") of the then Warrant Holder(s) of at least a majority of the securities issued and issuable pursuant to the Representatives' Warrants, including Shares or other securities for which the Representatives' Warrants become exercisable, if issued, made at any time within the period commencing on the first anniversary of the Effective Date and ending at the Close of Business on the date immediately preceding the fifth anniversary of the Effective Date, the Company will file as soon as reasonably practicable and, in any event, within 45 days after receipt of such written request, at its sole expense, no more than once, a registration statement or a Regulation A offering statement (as requested by the Warrant Holders and if permitted under the Securities Act) registering or qualifying the Shares or other securities for which the Representatives' Warrants become exercisable for sale. Within 15 days after receiving any such notice, the Company shall give notice to the other Warrant Holders advising that the Company is proceeding with such registration statement or Regulation A offering statement and offering to include therein the Shares or other securities for which the Representatives' Warrants become exercisable of such Warrant Holders. The Company shall not be obligated to any such other Warrant Holder unless such other Warrant Holder shall accept such offer by notice in writing to the Company within 10 days after receipt of such notice from the Company. The Company will use its reasonable best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such registration statement or Regulation A offering statement (if permitted under the Securities Act) as promptly as practicable and (A) if the Company is eligible to register the Shares on a registration statement on Form S-3 (and the Company shall use its reasonable best efforts to cause the Company to be so eligible), until the earlier of (i) the Shares or other securities issued and issuable pursuant to the Representatives' Warrants and covered by such registration statement have been sold under such registration statement or under a registration statement described in Section 12(b), or (ii) such time after the second anniversary of the issuance of such Shares or other securities as such Shares or other securities may be sold without registration under the Act, or (B) if the Company is not eligible to register such Shares or other securities on a registration statement on Form S-3, for a period of one year after effectiveness, to reflect in the registration statement or Regulation A offering statement (if permitted under the Securities Act) financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually or in the aggregate, represent a fundamental or material change in the information set forth in the registration statement or Regulation A offering statement. If any registration pursuant to this paragraph (a) is an underwritten offering, the Company will select an underwriter (or managing underwriter if such offering should be syndicated) approved by the Warrant Holders of a majority of the Representatives' Warrants or Shares or other securities for which the Representatives' Warrants become exercisable to be included in such registration which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Company may postpone the filing of such registration statement or offering statement for a reasonable period of time after receipt of the original written Registration Request (not exceeding 90 days) if, in the good faith opinion of the Company's Board of directors, effecting the registration would adversely affect a material or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. Further, the Company may include in such registration other securities of the same class as the Shares for sale for its own account or for the account of any other person.

                  (b) Piggyback Registration Rights. The Company covenants and agrees with the Representatives and any other or subsequent Warrant Holder(s) that if, at any time within the period commencing on the first anniversary of the Effective Date and ending at the Close of Business on the day immediately preceding the sixth anniversary of the Effective Date, it proposes to register any class of security under the Act in a primary registration on behalf of the Company or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Shares or other securities for which the Representatives' Warrants become exercisable, the Company will give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in Section 12(a) of this Agreement, shall be within 10 business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 45 days prior to the effective date of such filing) to each Warrant Holder (regardless of whether the Warrant Holder shall have theretofore availed himself or herself of the right provided in Section 12(a)) at the addresses appearing on the records of the Company of its intention to effect a registration. The Company will offer to include in such registration such number of Shares or other securities for which the Representatives' Warrants are exercisable with respect to which the Company has received written requests for inclusion therein within 10 days after receipt of notice from the Company; provided, that if such registration is to be underwritten, the Company shall not be required to include the Shares or other securities for which the Representatives' Warrants become exercisable in such registration to the extent the managing underwriter(s) determines in good faith that the number of Shares requested to be included in such registration exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such offering; and provided, further, that the Company shall not be required to include the other securities to the extent such inclusion would violate or cause a breach of the provisions of any registration rights granted to third parties prior to the date of this Agreement (including, without limitation, the protection of the priority of certain holders relating to the limitation on the amount of securities to be included in an underwritten offering which right of protection was granted to such holders pursuant to the Amended and Restated Preferred Stock Purchase Agreement dated December 23, 1988 among the Company, Mitek Industries, Inc. ("Mitek"), Intech Group Inc. ("Intech"), Gateway Venture Partners, II, L.P. ("Gateway"), Zinsmeyer Trusts Partnership ("Zinsmeyer") and Missouri Venture Partners, L.P.; the Securities Purchase Agreement dated November 28, 1990 among the Company, Mitek, Intech, Gateway and Zinsmeyer; and the Registration Rights Agreement dated March 15, 1994 among the Company, Intech and Intech Partners, L.P.). All registrations requested pursuant to this Section (b) are referred to herein as "Piggyback Registrations". This paragraph is not applicable to a registration statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

                  (c) Action to be Taken by the Company. In connection with the registration of the Shares or other securities for which the Representatives' Warrants become exercisable in accordance with paragraphs (a) or (b) above, the Company agrees to:

                           (i) bear the expense of any registration or qualification under (a), on one occasion, or under (b) of this section, on any number of occasions, including but not limited to legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of any counsel for the Warrant Holder(s), or (B) any underwriters' discount or commission in respect to such Shares or other securities for which the Representatives' Warrants become exercisable, payment of which shall, in each case, be the sole responsibility of the respective Warrant Holder(s) thereof;

                           (ii) use its reasonable best efforts to register or qualify the Shares or other securities for which the Representatives' Warrants become exercisable for offer or sale under state securities or blue sky laws of such jurisdictions as the Warrant Holders shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Warrant Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction;

                           (iii) furnish to each holder copies of any registration statement (including the Registration Statement) for the Shares or other securities for which the Representatives' Warrants become exercisable, any prospectus included in any such registration statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Warrant Holder may from time to time reasonably request; and

                           (iv) if registration is to be pursuant to an underwritten offering, enter into a cross-indemnity agreement in customary form, with each underwriter, if any, and each Warrant Holder of securities included in such registration statement.

                  (d) Action to be Taken by the Warrant Holders. In connection with the registration of the Shares or other securities for which the Representatives' Warrants become exercisable in accordance with (a) or (b) above the Warrant Holders agree:

                           (i) as a condition precedent to the obligations of the Company to register the Shares under this Section 12, that if the Representatives have transferred this Warrant, the then current Warrant Holders furnish to the Company such information and documents regarding such Warrant Holders and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration;

                           (ii) that the Warrant Holder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration contemplated by Section 12(b) relating to an underwritten public offering as a result of any controversy that might arise with respect to the interpretation or implementation of the Representatives' Warrants;

                           (iii) that Warrant Holder agrees to provide two days' notice to the Company prior to effecting any sales of Shares pursuant to the prospectus or the registration statement covering the reoffer of the Shares, in order to permit the Company to evaluate the adequacy of the disclosure therein;

                           (iv) upon receipt of any notice from the Company of the occurrence of any event as a result of which the prospectus included in the registration statement relating to the such registration of Shares may include a material misstatement or omission, such Warrant Holder shall forthwith discontinue disposition of Shares pursuant to the then current prospectus until (i) the Warrant Holder is advised in writing by the Company that a new registration statement covering the reoffer of Shares has become effective under the Securities Act, or (ii) the Warrant Holder receives copies of a supplemented or amended prospectus, or (iii) until the Warrant Holder is advised in writing by the Company that the use of the then current prospectus may be resumed; provided that the Company hereby agrees to supplement or amend such prospectus as soon as practicable and acknowledges that the Warrant Holders may be damaged by the delays contemplated by this clause (iv); provided that the Company, upon prompt written notice to the Warrant Holder, shall not be obligated to promptly supplement or amend such prospectus if the Company shall reasonably determine in good faith, after consultation with counsel, that such amendment or supplement would (1) require disclosure in such prospectus of the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) or (2) give rise to any independent disclosure obligations that might not be in the best interests of the shareholders of the Company. Notwithstanding the foregoing, the Company shall so supplement or amend such prospectus promptly following (x) public disclosure of or its abandonment of a transaction described in clause (1) of the immediately preceding sentence or (y) the Company becoming subject to disclosure obligations not relating to or arising out of its obligations to supplement or amend such prospectus, but in no event shall such supplement or amendment be made later than 90 days after giving notice to the Warrant Holder under this clause (iv) of its intention not to supplement or amend such prospectus.

                           (v) if such registration is to be pursuant to an underwritten offering, enter into an underwriting agreement in customary form with each underwriter and the Company;

                           (vi) that any registrations rights that the Warrant Holders possess in accordance with (a) or (b) above shall be of a lower priority than the registration rights granted to Petra Capital, LLC, the William W. Canfield Revocable Trust, Eugene M. Toombs, Gateway Partners, L.P. and McFarland, Grossman & Company, Inc. pursuant to the stock purchase warrants issued by the Company to such warrant holders on June 28, 1996.

         13. Representations and Warranties.

         Each Warrant Holder of any Representatives' Warrants by accepting the same makes the following representations and warranties to the Company:

                           (i) The Representatives' Warrants are being issued by the Company to such Warrant Holder in reliance upon the representations and warranties of such Warrant Holders to the Company, which by such Warrant Holder's acceptance herein such Warrant Holder hereby confirms, that the Representative Warrants and any securities to be received by such Warrant Holder upon exercise of such Representative Warrants are acquired for investment for such Warrant Holder's own account, not as a nominee or agent, and (except as may otherwise be permitted by Rule 144 under the Act) not with a view to the sale or distribution of any part thereof, and that such Warrant Holder has no present intention of assigning, pledging, hypothecating, selling, making subject to a security interest, or otherwise transferring, the same, but subject nevertheless to any requirement of law that the disposition of such Warrant Holder's property shall at all times be within such Warrant Holder's control. By executing this Warrant, such Warrant Holder further represents and warrants that such Warrant Holder does not have any contract, undertaking, agreement or arrangement with any person to assign, pledge, hypothecate, sell, make subject to a security interest, or otherwise transfer, to such person, the Representatives' Warrant or any securities to be acquired upon exercise of the Warrant Holder's Warrant.

                           (ii) The Warrant Holder hereof understands that the issuance of the Representatives' Warrant and the securities upon exercise of the Representatives' Warrants is not required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the grounds that such issuance is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and the Company's reliance on such exemption is predicated on the representations and warranties of the such Warrant Holder set forth herein. Such Warrant Holder realizes that the basis for the exemption may not be present if, notwithstanding such representations and warranties, such Warrant Holder hereof has in mind merely acquiring the Representatives'

         Warrants for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise and such Warrant Holder hereby confirms that such Warrant Holder has no such intention.

                           (iii) Each Warrant Holder of any Representatives' Warrant represents and warrants that such Warrant Holder is an "accredited investor" as defined in Rule 501(b) promulgated under the Securities Act experienced in evaluating and investing in companies such as the Company, is able to fend for himself with respect to the agreements set forth in this Warrant Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Warrant Holders investment and to make an informed investment decision, and has the ability to bear the economic risks of such Warrant Holder's investment. Each Warrant Holder acknowledges that an investment in the Company is highly speculative and involves significant risks and there is and will be no market for the Representatives' Warrants. Such Warrant Holder further represents and warrants that such Warrant Holder has had access, during the course of the transaction prior to the receipt of any Representatives' Warrants, to the same kind of information that would be provided in a registration statement filed by the Company under the Securities Act and that such Warrant Holder has had during the course of the transaction and prior to receipt of any Representatives' Warrants, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Warrant Holder or to which he had access.

                           (iv) Each Warrant Holder has adequate means of providing for such Warrant Holder's current needs and possible personal contingencies, has no need for liquidation of this investment, is able to bear the economic risks of this investment, and at the present time can afford a complete loss of such investment.

                           (v) Each Warrant Holder of any Representatives' Warrants understands that this Warrant may not be assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred, unless pursuant to registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering this Warrant or an available exemption from registration under the Securities Act, the Representatives' Warrants must be held indefinitely. In particular, each Warrant Holder is aware that the Representatives' Warrants may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Each Warrant Holder of this Warrant represents and warrants that, in the absence of an effective registration statement covering this Warrant, he will assign, pledge, hypothecate, sell, make subject to a security interest, or otherwise transfer, this Warrant only in a manner consistent with such Warrant Holders' representations and warranties set forth herein and then only in accordance with the provisions set forth herein.

         14. Notices to Warrant Holders; Dissolution Exercise Rights.

                  (a) Nothing contained in this Agreement or in any Representatives' Warrant shall be construed as conferring upon any Warrant Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company or a consolidation, merger or sale of all or substantially all of its property, assets, business and good will as an entirety, then, in that event, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least 20 business days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each Warrant Holder at such Warrant Holder's address appearing on the Representatives' Warrant register. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then (i) notwithstanding the provisions of Section 4 thereof, each Warrant Holder shall have the right, at the election of the Warrant Holder, (A) to exercise any Representatives' Warrant then held immediately prior to such voluntary dissolution upon payment of the Exercise Price then in effect or (B) to receive, as of the effective date of the dissolution, the fair value of such Representatives' Warrant as of the time immediately prior to the authorization of the dissolution (without taking the dissolution into account) as determined by the Board of Directors of the Company and (ii) from and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by such Representatives' Warrant and all other rights with respect thereto shall cease and terminate.

                  (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be purchasable in lieu thereof upon the exercise of a Representatives' Warrant), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least 10 business days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Warrant Holder at such Warrant Holder's address appearing on the Representatives' Warrant register.

         15. Notices. Any notice pursuant to this Agreement to be given or made by any Warrant Holder to the Company shall be sufficiently given or made as of the third business day following mailing if sent by first-class mail, postage prepaid, or as of the day after mailing is sent by a nationally recognized overnight courier, addressed as follows (or to such other address as the Company may designate by notice given in accordance with this
Section 14 to the Warrant Holder(s)):

                           TALX Corporation
                           1850 Borman Court
                           St. Louis, MO 63146
                           Attn:  Craig Cohen, Chief Financial Officer

         Notices or demands authorized by this Agreement to be given or made by the Company to any Warrant Holder shall be sufficiently given or made (except as otherwise provided in this Agreement) as of the third business day following mailing if sent by first-class mail, postage prepaid, or as of the day after mailing is sent by a nationally recognized overnight courier, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Representatives' Warrant register, Common Stock register or the register for such other security for which the Representatives' warrants become exercisable.

         16. Assignment of Registration Rights. The registration rights under this Warrant Agreement may not be assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred by the Warrant Holder unless such transferee shall have agreed to the representations, warranties and covenants set forth herein.

         17. Covenant as to Certain Transactions. The Company shall not consummate any consolidation, merger, sale or conveyance (as described in Section 8(j) hereof) unless prior thereto the successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be (a) shall have a sufficient aggregate number of authorized shares and other securities which have not been issued or reserved for issuance to permit the exercise in full of the Representatives' Warrants in accordance with Section 8(j) hereof and (b) the Company and such successor or purchasing corporation or affiliate shall have executed and delivered to each Warrant Holder a supplemental agreement confirming that the requirements of Section 8(j) hereof shall be promptly performed in accordance with their terms and that such consolidation, merger, sale or conveyance shall not result in a default by the Company, such successor or purchasing corporation or such affiliate under this Agreement (as the same shall have been assumed by such successor or purchasing corporation or such affiliate) and further providing that such successor or purchasing corporation or such affiliate shall assume all obligations of the Company hereunder and agree to be bound hereby. In the event of and after the happening of any such consolidation, merger, sale or conveyance, the term "the Company," as used herein, shall be deemed to refer to such successor or purchasing corporation or such affiliate, as the case may be.

         18. Governing Law. Except as otherwise required by the General Business Corporation Law of Missouri, this Agreement and each Representatives' Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         19. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         20. Information Confidential. The Warrant Holder shall not use any confidential information received by it pursuant to this or any other agreement with the Company in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information and its attorneys) except to the extent reasonably related to the exercise of rights under this Warrant Agreement, unless such information has been made available to the public generally (other than by such recipient in violation of this Section 20) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby. Without limiting the generality of the foregoing, in the event that the Company notifies the Warrant Holder to refrain from selling Shares or otherwise trading in securities of the Company pursuant to
Section 12(d)(iv) hereof, the Warrant Holder agrees that it shall treat such notice, and any related information relating to same, as confidential and not to use or reproduce, disclose or disseminate such information, as provided herein.

         21. Lockup Agreement. In consideration for the Company agreeing to its obligations under Section 12 hereunder, the Warrant Holders each agree in connection with any underwritten registration of the Company's securities that, upon the request of the Company or the managing underwriter(s), not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Shares (other than those in the registration) without the prior written consent of the Company or such underwriter(s), as the case may be, for a period of time not to exceed 180 days from the effective date of such registration as the Company or the underwriter(s) may specify.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                        TALX CORPORATION

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        FIRST ALBANY CORPORATION

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        PRINCIPAL FINANCIAL SECURITIES, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                          (Form of Warrant Certificate)


         THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES ACT AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE
DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

No._________                                                     50,000 Warrants

                       VOID AFTER 5:00 P.M. NEW YORK TIME

                               ON OCTOBER 22, 2001

                                TALX CORPORATION

                               Warrant Certificate


         THIS CERTIFIES THAT for value received _________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from _____, 1997 (except as otherwise set forth in the Warrant Agreement referred to below), until 5:00 p.m., New York time on October 22, 2001 (the "Expiration Date"), one fully paid and nonassessable share of the common stock, par value $.0l per share (the "Common Stock"), of TALX CORPORATION, a Missouri corporation (the "Company"), at the purchase price of $_____ per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of October 22, 1996 (the "Warrant Agreement") among the Company, First Albany Corporation and Principal Financial Securities, Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock or other securities shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the shares or other securities purchasable upon such exercise until the date of the reopening of said transfer books, subject to the terms of the Warrant Agreement.

         IN WITNESS WHEREOF, TALX CORPORATION has caused the signature of its President and Secretary to be printed hereon and its corporate seal to be printed hereon.

Dated:
                                        TALX CORPORATION

                                        By:
                                             -----------------------------------
                                             President

Attest:

---------------------------------------
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

         FOR VALUE RECEIVED ____________________________________________ hereby sells, assigns and transfers unto ___________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, _______

                                      __________________________________________
                                                      Signature

Signature Guaranteed:


                                     NOTICE

         The signature on the foregoing Assignment must correspond in all respects to the name as written upon the face of this Warrant Certificate, without alteration, enlargement or any change whatsoever.

         Reference is made to the representations and covenants of the Warrant Holder in the Warrant Agreement dated October __, 1996 to which the within Warrant Certificate relates. By its acceptance of this assignment, the undersigned represents that it has reviewed and hereby acknowledges and agrees with such representations and covenants.


Accepted:


_______________________________________

Assignee:

                                     FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO TALX CORPORATION:

         The undersigned hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security or other
identifying number

______________________________________

________________________________________________________________________________
                          (Please print name and address)
_______________________________________________________________________________

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
identifying number
______________________________________

________________________________________________________________________________
                          (Please print name and address)
______________________________________________________________________________

         Reference is made to the representations of the Warrant Holder in
Section 13 of the Warrant Agreement dated October __, 1996 to which this Warrant relates. By its execution of this election to purchase, the undersigned represents that it has reviewed and hereby reaffirms such representations.

Dated:_______________, 19__

                                        ________________________________________
                                                      Signature

Signature Guaranteed:

                                     NOTICE

         The signature on the foregoing election to purchase must correspond in all respects to the name as written upon the face of this Warrant Certificate, without alteration, enlargement or any change whatsoever.

                                       26